Exhibit 99.1

SandRidge Energy, Inc. Reports Financial and Operational Results
for First Quarter 2020

Oklahoma City, Oklahoma, May 18, 2020 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE:SD) today announced financial and operational results for the quarter ended March 31, 2020.

Results and highlights during the quarter:
•Produced 28.2 MBoepd for the quarter
•Incurred a net loss of $13 million, or $0.36 per share, driven largely by a non-cash ceiling test write down, and adjusted net loss of $7 million, or $0.21 per share
•Generated Adjusted EBITDA of $20 million for the quarter
•Decreased G&A and Adjusted G&A year-over-year by 45% and 40%, respectively, to $5.5 million, or $2.14 per boe, and $5.4 million, or $2.09 per boe
•Decreased LOE year-over-year by 31% to $15.6 million, or $6.09 per boe
•Reduced borrowings under the Company's credit facility to $46 million at quarter end from $57.5 million at 2019 year end

Subsequent Key Events

Initiatives Related to COVID-19 and Oil Price Movements

Due to the uncertainties presented by COVID-19 and recent steep downdraft in commodity prices, the Company implemented several proactive initiatives to optimize its cash flow, including:
•Corporate personnel reductions and other cost management efforts that will lower Adjusted G&A expense to the new 2020 guidance of $11 - $15 million (down from the 2019 actual of $29 million and the prior 2020 guidance of $18 - $20 million provided in February 2020)
•Field personnel reductions and other operational measures that will lower LOE to the new 2020 guidance of $48 - $54 million (down from the 2019 actual of $91 million and the prior 2020 guidance of $72 - $78 million provided in February 2020)
•Reduced planned capital expenditures for 2020 to $4 - $9 million (down from the 2019 actual of $162 million and the prior 2020 guidance of $25 - $30 million provided in February 2020)
•A comprehensive well review to optimize cash flow in the current low commodity price environment
•The execution of 30,000 MMBtu/d gas hedges for May through October, 2020 at $2.11 per MMBtu and a further 10,000 MMBtu/d gas hedges for July through October of this year at $2.23 per MMBtu

Initiatives Related to Liquidity

The Company completed its semi-annual borrowing base redetermination at $75 million under its revolving credit facility in April 2020. It also signed an agreement to sell its corporate headquarters for $35.5 million in May 2020.

Given the anticipated third quarter proceeds from the May 2020 agreement to sell its corporate headquarters for $35.5 million as well as the expected increased cash flow from the recently implemented cost and capex initiatives, together with other levers available to the Company, management believes the Company will have sufficient funds or access to other capital to operate as a going concern in the current challenging commodity price environment.

Initiatives Related to Management

The Company appointed Carl F. Giesler, Jr. President and CEO in April 2020. It also announced a reduction in the size of its executive team that will occur in July 2020.

Carl Giesler, President and CEO, commented, “With the onset of the COVID-19 pandemic, we initiated work-from-home policies and other best practices, in line with federal, state and local guidelines, to ensure the health and continued productivity of our employees. Additionally, with the sharp downturn in commodity prices, we took swift measures to maximize the cash flow and liquidity of our business. We implemented steep decreases in personnel and other savings measures, and we sharply curtailed planned capex for the year. We will only spend capital required for safety or mechanical integrity or for low spend, quick payback cash flow enhancing “small ball” workovers and other projects. We believe our cost savings initiatives coupled with our restricted planned capex should enable us to generate positive operational free cash flow even in this historically challenged commodity price environment.

“We would be remiss not to highlight the truly remarkable effort of our employees. We anticipate production for 2020 to remain close to prior guidance despite substantial reductions to our expected G&A, LOE and capex for the year. Additionally, we have continued our streak of no recordable incidents for 21 months. These feats would not be possible without their hard work, focus and professionalism in spite of the hardships and challenges from COVID-19 and the recent significant changes to our organization.”

Financial Results
For the first quarter, the Company reported a net loss of $13 million, or $0.36 per share, and net cash provided by operating activities of $18 million. After adjusting for certain items, the Company's adjusted net loss amounted to $7 million, or $0.21 per share, operating cash flow totaled $17 million and adjusted EBITDA was $20 million for the quarter. The Company defines and reconciles adjusted net income, adjusted EBITDA and other non-GAAP financial measures to the most directly comparable GAAP measure in supporting tables at the conclusion of this press release beginning on page 11.

Operational Results and Activity
Production totaled 2.6 MMBoe (27% oil, 30% NGLs and 43% natural gas) for the quarter.

North Park Basin Asset in Jackson County, Colorado
Net production for North Park Basin totaled 328 MBo (3.6 MBopd) during the quarter.

Mid-Continent Assets in Oklahoma and Kansas
Production in the Mississippian totaled 2.1 MMBoe (22.9 MBoepd, 14% oil) and 178 MBoe (2.0 MBoepd, 34% oil) in the Northwest STACK during the quarter.

Building Sale
On May 15, 2020, the Company signed an agreement to sell its corporate headquarters in Oklahoma City for $35.5 million. The sale is expected to close in the third quarter of 2020.

2020 Revised Capital Expenditures and Operational Guidance
In 2020, the Company plans to spend $4 - $9 million in total capital expenditures. Total production for 2020 is projected to be 7.1 - 8.2 MMBoe given current commodity prices and the outlook for prices for the remainder of the year. The year over year production decline is expected to primarily be driven by natural decline rates and permanent well shut-ins, as well as temporary well shut-ins that can be quickly reactivated as prices justify. Other operational guidance detail can be found on the "Revised 2020 Operational and Capital Expenditure Guidance" table below. With this plan, the Company intends to reduce debt and maintain a manageable balance sheet.

Liquidity and Capital Structure
As of May 12, 2020, the Company's total liquidity was $26 million, based on $2 million of cash and $24 million available under its credit facility, net of outstanding letters of credit. The Company currently has $48 million drawn on the facility. Additionally, on that date, the Company's oil and gas hedges had a mark-to-market value of $5 million.

Conference Call Information
The Company will host a conference call to discuss these results on Tuesday, May 19, 2020 at 10:00 am CT. The telephone number to access the conference call from within the U.S. is (833) 245-9650 and from outside the U.S. is (647) 689-4222. The passcode for the call is 8675415. An audio replay of the call will be available from May 19, 2020 until 11:59 pm CT on May 26, 2020. The number to access the conference call replay is (800) 585-8367 or (416) 621-4642. The passcode for the replay is 8675415.

A live audio webcast of the conference call will also be available via SandRidge's website, www.sandridgeenergy.com, under Investor Relations/Presentation & Events. The webcast will be archived for replay on the Company's website for 30 days.

Revised 2020 Operational and Capital Expenditure Guidance
Presented below is the Company’s updated operational and capital expenditure guidance for 2020.

	Revised Guidance	Previous Guidance	Delta from Midpoint
	As of	As of
	May 18, 2020	February 26, 2020
Production (1)
Oil (MMBbls)	1.8 - 2.0	1.9 - 2.2	-7%
Natural Gas Liquids (MMBbls)	2.0 - 2.4	1.7 - 2.0	19%
Total Liquids (MMBbls)	3.8 - 4.4	3.6 - 4.2	5%
Natural Gas (Bcf)	20.0 - 23.0	24.5 - 26.5	-16%
Total (MMBoe)	7.1 - 8.2	7.7 - 8.6	-6%

Price Differentials to NYMEX (1)
Oil (per Bbl)	($4.25)	($3.85)	-10%
Natural Gas (per MMBtu)	($1.25)	($1.30)	4%

Expenses
LOE	$48 - $54 million	$72 - $78 million	-32%
Adjusted G&A Expense (2)	$11 - $15 million	$18 - $20 million	-32%

% of Revenue
Severance and Ad Valorem Taxes	7.0% - 7.5%	7.0% - 7.5%	—

Capital Expenditures
Capital Expenditures (excluding acquisitions and plugging and abandonment)	$4 - $9 million	$25 - $30 million	-76%

1.Given current commodity prices and the outlook for prices for the remainder of the year.
2.Adjusted G&A expense is a non-GAAP financial measure. The Company has defined this measure at the conclusion of this press release under "Non-GAAP Financial Measures" beginning on page 11. Information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to forecast the excluded items for future periods.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below:

	Three Months Ended March 31,
	2020	2019
Production - Total
Oil (MBbl)	682	849
NGL (MBbl)	769	875
Natural Gas (MMcf)	6,695	8,620
Oil equivalent (MBoe)	2,567	3,161
Daily production (MBoed)	28.2	35.1

Average price per unit
Realized oil price per barrel - as reported	$42.01	$50.84
Realized impact of derivatives per barrel	6.00	—
Net realized price per barrel	$48.01	$50.84

Realized NGL price per barrel - as reported	$7.72	$14.98
Realized impact of derivatives per barrel	—	—
Net realized price per barrel	$7.72	$14.98

Realized natural gas price per Mcf - as reported	$0.83	$1.95
Realized impact of derivatives per Mcf	—	0.59
Net realized price per Mcf	$0.83	$2.54

Realized price per Boe - as reported	$15.64	$23.11
Net realized price per Boe - including impact of derivatives	$17.23	$24.72

Average cost per Boe
Lease operating	$6.09	$7.21
Production, ad valorem, and other taxes	$1.25	$1.61
Depletion (1)	$9.68	$11.54

Loss per share
Loss per share applicable to common stockholders
Basic	$(0.36)	$(0.15)
Diluted	$(0.36)	$(0.15)

Adjusted net loss per share available to common stockholders
Basic	$(0.21)	$—
Diluted	$(0.21)	$—

Weighted average number of shares outstanding (in thousands)
Basic	35,551	35,322
Diluted	35,551	35,322

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the three months ended March 31, 2020.

Three Months Ended
March 31, 2020
(In thousands)

Total Capital Expenditures	$1,927
(excluding acquisitions and plugging and abandonment)

Derivative Contracts
The table below sets forth the Company’s hedge position for 2020 as of May 18, 2020:

	Quarter Ending

	3/31/2020	6/30/2020	9/30/2020	12/31/2020	FY 2020
WTI Swaps:
Total Volume (MBbls)	273.0	182.0	-	-	455.0
Swap Price ($/Bbl)	$61.05	$60.00	-	-	$60.63

	3/31/2020	6/30/2020	9/30/2020	12/31/2020	FY 2020
Natural Gas Swaps:
Total Volume (Bcf)	-	1.83	3.68	1.24	6.75
Swap Price ($/MMBtu)	-	$2.11	$2.14	$2.14	$2.13

Capitalization
The Company’s capital structure as of March 31, 2020 and December 31, 2019 is presented below:

	March 31, 2020	December 31, 2019

	(In thousands)

Cash, cash equivalents and restricted cash	$7,741	$5,968

Credit facility	$46,000	$57,500
Total debt	46,000	57,500

Stockholders’ equity
Common stock	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,059,437	1,059,253
Accumulated deficit	(758,027)	(745,357)
Total SandRidge Energy, Inc. stockholders’ equity	389,966	402,452

Total capitalization	$435,966	$459,952

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
Revenues
Oil, natural gas and NGL	$40,139	$73,048
Other	190	188
Total revenues	40,329	73,236
Expenses
Lease operating expenses	15,642	22,779
Production, ad valorem, and other taxes	3,199	5,080
Depreciation and depletion—oil and natural gas	24,855	36,465
Depreciation and amortization—other	2,634	2,943
Impairment	7,970	—
General and administrative	5,483	9,939
Employee termination benefits	3,254	—
(Gain) loss on derivative contracts	(10,226)	209
Other operating expense	277	82
Total expenses	53,088	77,497
(Loss) income from operations	(12,759)	(4,261)
Other (expense) income
Interest expense, net	(637)	(585)
Other income (expense), net	76	(431)
Total other expense	(561)	(1,016)
Loss before income taxes	(13,320)	(5,277)
Income tax benefit	(650)	—
Net loss	$(12,670)	$(5,277)
Loss per share
Basic	$(0.36)	$(0.15)
Diluted	$(0.36)	$(0.15)
Weighted average number of common shares outstanding
Basic	35,551	35,322
Diluted	35,551	35,322

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$6,287	$4,275
Restricted cash - other	1,454	1,693
Accounts receivable, net	21,039	28,644
Derivative contracts	6,253	114
Prepaid expenses	3,096	3,342
Other current assets	527	538
Total current assets	38,656	38,606
Oil and natural gas properties, using full cost method of accounting
Proved	1,487,721	1,484,359
Unproved	24,298	24,603
Less: accumulated depreciation, depletion and impairment	(1,160,486)	(1,129,622)
	351,533	379,340
Other property, plant and equipment, net	181,851	188,603
Other assets	953	1,140
Total assets	$572,993	$607,689

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$55,033	$64,937
Asset retirement obligation	21,728	22,119
Other current liabilities	1,252	1,367
Total current liabilities	78,013	88,423
Long-term debt	46,000	57,500
Asset retirement obligation	52,115	52,897
Other long-term obligations	6,899	6,417
Total liabilities	183,027	205,237
Stockholders’ Equity
C Common stock, $0.001 par value; 250,000 shares authorized; 35,810 issued and outstanding at March 31, 2020 and 35,772 issued and outstanding at December 31, 2019	36	36
Warrants	88,520	88,520
Additional paid-in capital	1,059,437	1,059,253
Accumulated deficit	(758,027)	(745,357)
Total stockholders’ equity	389,966	402,452
Total liabilities and stockholders’ equity	$572,993	$607,689

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,670)	$(5,277)
Adjustments to reconcile net loss to net cash provided by operating activities
Provision for doubtful accounts	283	72
Depreciation, depletion, and amortization	27,489	39,408
Impairment	7,970	—
Debt issuance costs amortization	159	117
(Gain) loss on derivative contracts	(10,226)	209
Cash received on settlement of derivative contracts	4,087	5,078
Stock-based compensation	169	996
Other	156	(35)
Changes in operating assets and liabilities	686	(8,998)
Net cash provided by operating activities	18,103	31,570
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(5,452)	(62,254)
Acquisition of assets	—	326
Proceeds from sale of assets	989	341
Net cash used in investing activities	(4,463)	(61,587)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	21,000	39,596
Repayments of borrowings	(32,500)	(19,596)
Reduction of financing lease liability	(366)	(293)
Cash paid for tax withholdings on vested stock awards	(1)	—
Net cash (used in) provided by financing activities	(11,867)	19,707
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	1,773	(10,310)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	5,968	19,645
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$7,741	$9,335

Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(540)	$(408)
Cash received for income taxes	$616	$—
Supplemental Disclosure of Noncash Investing and Financing Activities
Purchase of PP&E in accounts payable	$1,066	$43,425
Right-of-use assets obtained in exchange for financing lease obligations	$67	$1,992

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Cash Provided by Operating Activities to Operating Cash Flow
The Company defines operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities and to service or incur additional debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Net cash provided by operating activities	$18,103	$31,570
Changes in operating assets and liabilities	(686)	8,998
Operating cash flow	$17,417	$40,568

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net loss before income tax benefit, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that the Company believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development and to service or incur additional debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Net loss	$(12,670)	$(5,277)

Adjusted for
Income tax (benefit) expense	(650)	—
Interest expense	644	612
Depreciation and amortization - other	2,634	2,943
Depreciation and depletion - oil and natural gas	24,855	36,465
EBITDA	14,813	34,743

Asset impairment	7,970	—
Stock-based compensation (1)	128	996
(Gain) loss on derivative contracts	(10,226)	209
Cash received upon settlement of derivative contracts	4,087	5,078
Employee termination benefits	3,254	—
Other	107	(91)

Adjusted EBITDA	$20,133	$40,935
1.Excludes non-cash stock-based compensation included in employee termination benefits.
Reconciliation of Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended March 31,
	2020	2019

	(In thousands)
Net cash provided by operating activities	$18,103	$31,570

Changes in operating assets and liabilities	(686)	8,998
Interest expense	644	612
Employee termination benefits (1)	3,214	—
Income tax (benefit) expense	(650)	—
Other	(492)	(245)

Adjusted EBITDA	$20,133	$40,935

1.Excludes associated stock-based compensation.

Reconciliation of Net Loss Available to Common Stockholders to Adjusted Net Loss Available to Common Stockholders
The Company defines adjusted net loss as net loss excluding items that the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net loss as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net loss is not a measure of financial performance under GAAP and should not be considered a substitute for net loss available to common stockholders.

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	$	$/Diluted Share	$	$/Diluted Share

	(In thousands, except per share amounts)
Net loss available to common stockholders	$(12,670)	$(0.35)	$(5,277)	$(0.15)

Asset impairment	7,970	0.22	—	—
(Gain) loss on derivative contracts	(10,226)	(0.29)	209	0.01
Cash received upon settlement of derivative contracts	4,087	0.11	5,078	0.14
Employee termination benefits	3,254	0.09	—	—
Other	113	0.01	(64)	—

Adjusted net loss available to common stockholders	$(7,472)	$(0.21)	$(54)	$—

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	35,551	35,551	35,322	35,322

Total adjusted net loss per share	$(0.21)	$(0.21)	$—	$—

Reconciliation of G&A to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables.

	Three Months Ended March 31, 2020		Three Months Ended March 31, 2019
	$	$/Boe	$	$/Boe

	(In thousands, except per Boe amounts)
General and administrative	$5,483	$2.14	$9,939	$3.14
Stock-based compensation (1)	(128)	(0.05)	(996)	(0.31)
Adjusted G&A	$5,355	$2.09	$8,943	$2.83

1.Excludes non-cash stock-based compensation included in employee termination benefits.

For further information, please contact:
Investor Relations
SandRidge Energy, Inc.
123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
(405) 429-5515

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the information appearing under the heading “Revised 2020 Operational and Capital Expenditure Guidance.” These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the development and acquisition of oil and gas properties. Its primary areas of operation are the Mid-Continent in Oklahoma and Kansas and the North Park Basin in Colorado. Further information can be found at www.sandridgeenergy.com.